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                                                                     EXHIBIT 8.1






                                                                June 4, 1999



Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1500
New York, New York 10016

Ladies and Gentlemen:

                  This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes a Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of February 1, 1999, between Unity First Acquisition Corp., a Delaware corporation ("Acquiror"), and GraphOn Corporation, a California corporation ("Target"). Pursuant to the Agreement, Target will merge with and into Acquiror (the "Merger").

                  Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                  We have acted as legal counsel to Acquiror in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon the truth an accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

                  1.       The Agreement;

                  2.       Representations made to us in a letter by Acquiror;

                  3.       Representations made to us in a letter by Target; and

                  4. The Registration Statement and Joint Proxy Statement/Prospectus.

                  5. Such other instruments and documents related to the formation, organization and operation of Acquiror and Target or to the



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Unity First Acquisition Corp.
June 4, 1999
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                           consummation of the merger and transactions
                           contemplated thereby as we have deemed necessary or appropriate.

                  In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

                  A. Original documents (including signatures) are authentic documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

                  B. The Merger will be consummated in accordance with the Agreement and will be effective under the laws of the State of California;

                  C. At all relevant times, including as of the Effective Time
(i) no outstanding indebtedness of Acquiror or Target has or will represent equity for tax purposes; and (ii) no outstanding equity of Acquiror or Target has or will represent indebtedness for tax purposes;

                  D. All representations made to us are true and correct as of the date of this letter and will be true and correct as of the Effective Time (and thereafter to the extent related to periods after the Merger).

                  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

                  In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

                  a. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.


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Unity First Acquisition Corp.
June 4, 1999
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Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

                  b. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. This opinion does not address any other federal state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Target stockholder who has provided or will provide services to Target or Acquiror will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Acquiror Common Stock received by any such stockholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the Code, or the regulations finalized thereunder; (iv) other than that the merger will be a reorganization within the meaning of Section 368(a) of the Code, the corporate level tax consequences of the Merger to Acquiror or Target, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Target, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in Target acquired by Acquiror in the Merger; (vi) the tax consequences of any transaction in which Target stock or a right to acquire Target stock was received; (vii) the tax consequences of the merger to holders of options or warrants for Target stock; or (viii) the tax consequences that may be relevant to particular classes of Target stockholders such as dealers in securities, corporate stockholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

                  c. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                  d. In rendering this opinion, we have assumed that Brobeck Phleger & Harrison LLP has delivered, and has not withdrawn, an opinion that is substantially similar to



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Unity First Acquisition Corp.
June 4, 1999
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this one.

                  e. This opinion has been delivered to you for the purpose of satisfying the condition set forth in the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by an other person or entity, and may not be made available to any other person or entity without our prior written consent.

                  f. This opinion has been delivered to you for the purposes of inclusion as an exhibit set forth in the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in such Registration Statement and any amendment thereto in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           COOPERMAN LEVITT WINIKOFF
                                                  LESTER & NEWMAN, P.C.


                                           By:        /s/ Ira Racland
                                              ----------------------------------
                                                    A Member of the Firm